UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 16, 2025
Date of Report (Date of Earliest Event Reported)

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York 14513
(Address of principal executive offices) (Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.10 par value per share	ULBI	NASDAQ
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

On July 16, 2025, Ultralife Corporation (“the Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Only stockholders of record at the close of business on May 22, 2025 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 16,632,965 shares of common stock outstanding and entitled to vote, of which 14,196,720 (85.35%) were present in person or by proxy, representing a quorum. The results of stockholder voting on the proposals presented were as follows:

1. The Company’s stockholders elected five Directors, all of whom constitute the Company’s entire Board of Directors, to serve for a term of one year and until their successors are duly elected and qualified. The number of shares that (i) voted for the election of each Director, (ii) withheld authority to vote for each Director, and (iii) were broker non-votes, are set forth in the table below.

Director	For	Withheld	Broker Non-Votes

Michael E. Manna	11,221,121	35,180	2,940,419
Janie Goddard	10,640,750	615,551	2,940,419
Thomas L. Saeli	11,156,940	99,361	2,940,419
Robert W. Shaw II	11,159,610	96,691	2,940,419
Bradford T. Whitmore	10,508,532	747,769	2,940,419

2.  The Company’s stockholders ratified the selection of the Company’s independent registered public accounting firm as Freed Maxick P.C. for 2025.  The number of shares that (i) voted for the ratification of the accounting firm, (ii) voted against the ratification, and (iii) abstained from the vote are set forth in the table below.

For	Against	Abstain

14,042,572	61,028	21,888

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2025		ULTRALIFE CORPORATION

	By:	/s/ Philip A. Fain
Philip A. Fain
Chief Financial Officer and Treasurer